UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2019
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 8, 2019, Telenav, Inc. (the “Company”) announced the appointment of Adeel Manzoor as Chief Financial Officer of the Company, effective July 1, 2019. Mr. Manzoor was also appointed as the Company’s Treasurer, Assistant Secretary and principal financial and accounting officer. Mr. Manzoor succeeds Fuad Ahmad, who served as the Company’s Interim Chief Financial Officer and principal financial and accounting officer from January 3, 2019 until Mr. Manzoor’s appointment on July 1, 2019.

Mr. Manzoor, age 44, has served in various roles at Hewlett-Packard Company (“HP”) and Hewlett Packard Enterprise Company (“HPE”) since February 2006. From November 2016 to June 2019, Mr. Manzoor served as Vice President and Controller of the Storage, Big Data and Value Compute business unit at HPE. He also served as Vice President and Controller of the Converged Infrastructure business unit at HPE from August 2015 to November 2016. Previously, Mr. Manzoor served as Director of Strategy and Planning at HP from June 2014 to August 2015 and Director of Investor Relations at HP from September 2012 to June 2014. Prior to joining HP, Mr. Manzoor was an auditor at Ernst and Young LLP. Mr. Manzoor holds a degree in Business/Commerce from the University of the Punjab, an MBA from the Asian Institute of Technology and an MS, Accounting and Finance from New Mexico State University.

There are no arrangements or understandings between Mr. Manzoor and any other person pursuant to which he was appointed Chief Financial Officer. Mr. Manzoor does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Manzoor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
The Company has entered into an offer letter for employment (the “Offer Letter”) with Mr. Manzoor, pursuant to which it agreed to provide Mr. Manzoor with the following compensation in connection with his service as Chief Financial Officer: (i) an initial annual base salary of $340,000; (ii) an annual target cash bonus opportunity for the Company’s 2020 fiscal year of 60% of his base salary; (iii) a grant of restricted stock units (“RSUs”) covering 120,846 shares of the Company’s common stock under the Company’s 2009 Equity Incentive Plan and award agreement thereunder, which will be scheduled to vest in equal annual installments over four years subject to Mr. Manzoor’s continued service; and (iv) a sign-on bonus of $150,000. The sign-on bonus is subject to repayment in full in the event Mr. Manzoor’s employment with the Company terminates within the first two years of his employment for any reason other than a termination of Mr. Manzoor’s employment (1) by the Company without cause, (2) as a result of his death or disability, or (3) pursuant to which he is entitled to certain severance payments and benefits under his Change in Control and Severance Agreement with the Company.

The Company and Mr. Manzoor also entered into a Change in Control and Severance Agreement, which provides for severance payments and benefits under certain terminations of employment. If, other than during the period beginning on the date two months prior to a “Change in Control” of the Company through the one year anniversary of the Change in Control (the “Change in Control Period”), Mr. Manzoor’s employment with the Company (or its successor entity, as applicable) is terminated by the Company (or its successor entity, as applicable) other than for cause, death or disability, then Mr. Manzoor will be entitled to receive (subject to his entering into a release of claims in favor of the Company):

•	a lump sum payment equal to six months of his then-current annual base salary;

•
a lump sum payment, if any, equal to the cash bonus he otherwise would have received based on his bonus opportunity in effect for the year in which the termination occurs, to the extent the performance objectives applicable to his bonus opportunity are achieved in accordance with the terms of the applicable incentive program, and provided further that any such amount of bonus will be prorated to reflect the portion of the applicable performance period during which he was employed with the Company; and

•
up to six months of Company-paid group health, dental and vision premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Manzoor and any of his eligible dependents.

If, during the Change in Control Period, Mr. Manzoor’s employment is terminated by (i) the Company (or its successor entity, as applicable) other than for cause, death or disability, or (y) by Mr. Manzoor for “Good Reason,” then Mr. Manzoor will be entitled to receive (subject to his entering into a release of claims in favor of the Company):

•
If the Change in Control occurs within the first year of Mr. Manzoor’s employment, the same severance payments and benefits described above, as well as accelerated vesting as to fifty percent (50%) of his equity awards not subject to any performance vesting criteria (other than continued service) that are then-unvested and outstanding; or

•
If the Change in Control occurs after the first year of Mr. Manzoor’s employment, (i) a lump sum payment equal to twelve months of his then-current annual base salary, (ii) a lump sum payment, if any, equal to the cash bonus he otherwise would have received based on his bonus opportunity in effect for the year in which the termination occurs, to the extent the performance objectives applicable to his bonus opportunity are achieved in accordance with the terms of the applicable incentive program, and provided further that any such amount of bonus will be prorated to reflect the portion of the applicable performance period during which he was employed with the Company, (iii) up to twelve months of Company-paid COBRA premiums, and (iv) accelerated vesting as to one hundred percent (100%) of his equity awards not subject to any performance vesting criteria (other than continued service) that are then-unvested and outstanding.

In addition, Mr. Manzoor will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed with the Securities and Exchange Commission on October 30, 2009, as Exhibit 10.1 to the Company’s Registration Statement on Form S-1.

The foregoing descriptions of the Offer Letter and Change in Control and Severance Agreement are qualified in their entirety by reference to the full text of the Offer Letter and Change in Control Severance Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer letter between the Company and Adeel Manzoor, dated May 16, 2019
10.2	Change in Control and Severance Agreement between the Company and Adeel Manzoor, effective as of July 1, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: July 8, 2019	By: /s/ HP Jin
Name: HP Jin
Title: Chief Executive Officer